Exhibit 99.1

N e w s  R e l e a s e

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CNL FINANCIAL GROUP AND KKR LAUNCH CORPORATE CAPITAL TRUST II

-- CNL and KKR announce second fund together --

(ORLANDO, Fla.) Oct. 14, 2015 — CNL Financial Group announced that the registration statement of Corporate Capital Trust II, a second business development company (BDC) advised by CNL and KKR, has been declared effective by the Securities and Exchange Commission. Corporate Capital Trust II is anticipated to commence operations later this year.

The announcement comes on the heels of the fifth anniversary of the two firms’ partnership. CNL and KKR formed a relationship in the summer of 2010 and, in 2011, launched Corporate Capital Trust, one of the first non-traded BDCs, to invest in the debt of privately held companies. Corporate Capital Trust has grown to $3.7 billion in assets as of June 30, 2015.

“Both CNL and KKR have a deep history of bringing leadership and innovation to the market. Our combined expertise has made Corporate Capital Trust a truly unique opportunity for investors,” said James M. Seneff, Jr., founder and executive chairman of CNL. “Corporate Capital Trust was CNL’s first investment offering outside of real estate and we could not have asked for a better partner for this venture. We have enjoyed our relationship with KKR and are excited to launch Corporate Capital Trust II as we enter the next phase of this collaboration.”

Henry Kravis, co-chairman and co-CEO of KKR, stated: “CNL has proven to be an excellent partner, and we are looking forward to building on this relationship for many years to come. A growing number of investors are seeking alternatives and Corporate Capital Trust has allowed us to reach them in new and different ways.”

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About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $33 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com and on Twitter @KKR_Co.

Each of Corporate Capital Trust and Corporate Capital Trust II have filed registration statements with the Securities and Exchange Commission with respect to the offerings of their respective shares of common stock, which is made solely by means of the companies’ written prospectuses, which are available at http://www.sec.gov or may be obtained by calling (866) 650-0650. Corporate Capital Trust’s and Corporate Capital Trust II’s prospectuses contain additional information about the companies, and should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses associated with an investment in Corporate Capital Trust or Corporate Capital Trust II carefully before investing. This press release is not an offer to sell nor a solicitation of an offer to buy shares of Corporate Capital Trust or Corporate Capital Trust II. Only the companies’ respective prospectuses make such an offer. The information herein does not supplement or revise any information in Corporate Capital Trust’s or Corporate Capital Trust II’s public filings. To the extent information herein conflicts with the prospectus of Corporate Capital Trust or Corporate Capital Trust II, as supplemented, the information in its respective prospectus shall govern. No offering is made to New York residents except by a prospectus filed with the Department of Law of the State of New York. Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities division has passed on or endorsed the merits of Corporate Capital Trust’s or Corporate Capital Trust II’s offering or the adequacy or accuracy of this press release or the companies’ respective prospectuses. Any representation to the contrary is unlawful.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the co-sponsors of Corporate Capital Trust and Corporate Capital Trust II and on the information currently available to them at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the co-sponsors’ expectations include those disclosed in the current prospectuses for the public offerings of Corporate Capital Trust and Corporate Capital Trust II.

Corporate Capital Trust and Corporate Capital Trust II are advised by CNL Fund Advisors Company and CNL Fund Advisors II, LLC and KKR Credit Advisors (US) LLC, affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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